Exhibit 8.2

November 14, 2024

AleAnna Energy, LLC
300 Crescent Court, Suite 1860
Dallas, Texas 75201

Ladies and Gentlemen:

We have acted as counsel to AleAnna Energy, LLC, a Delaware limited liability company (“AleAnna”), in connection with the transactions (the “Business Combination”) contemplated by the Agreement and Plan of Merger, dated June 4, 2024 (as amended by the First Amendment to the Merger Agreement, dated October 8, 2024, and as the same may be amended or supplemented from time to time, the “Merger Agreement”), by and among Swiftmerge Acquisition Corp., a Cayman Islands exempted company (“SPAC”), Swiftmerge HoldCo LLC, a Delaware limited liability company and wholly owned subsidiary of SPAC (“HoldCo”), Swiftmerge Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of HoldCo, and AleAnna.

AleAnna has requested that we render our opinion as to certain tax matters relating to the Business Combination in connection with the Registration Statement on Form S-4 (No. 333-280699), as amended (the “Registration Statement”), relating to the registration by Surviving PubCo of its securities to be issued in connection with the Business Combination, filed by AleAnna with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the SEC promulgated thereunder. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein, (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms, and (vii) that all factual representations, warranties and statements made in the Merger Agreement, the Transaction Documents, and the Registration Statement are true, correct and complete and will remain true, correct and complete at all times up to the Closing, in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise. In rendering our opinion, we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively upon those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Business Combination or any of the transactions related thereto, or any inaccuracy in the facts or assumptions upon which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Haynes and Boone, LLP	2801 N. Harwood Street | Suite 2300 | Dallas, TX 75201 T: 214.651.5000 | haynesboone.com

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth in the Registration Statement under the captions “Material U.S. Federal Income Tax Consequences - The Business Combination - Tax Consequences of the Business Combination to AleAnna” and “Material U.S. Federal Income Tax Consequences -- The Business Combination -- Tax Consequences of the Business Combination to AleAnna Members,” insofar as they express conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the Business Combination to AleAnna and the AleAnna Members.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

This opinion is being delivered prior to the consummation of the Business Combination and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Business Combination under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

Very truly yours,

/s/ Haynes and Boone, LLP
HAYNES AND BOONE, LLP